Exhibit 99.1

FIRST AMENDMENT TO AMENDED AND RESTATED 9% SECURED CONVERTIBLE PROMISSORY NOTE

This FIRST AMENDMENT TO AMENDED AND RESTATED 9% SECURED CONVERTIBLE PROMISSORY NOTE (this “First Amendment”) is made and entered into on the 4th day of April, 2011 by and between GR MATCH, LLC, a Delaware limited liability company (“Lender”), CYBERDEFENDER CORPORATION, a Delaware corporation (“Borrower”).  Lender and Borrower may each be referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Lender loaned funds to Borrower pursuant to the terms and conditions of that certain Loan and Modification Agreement, dated February 25, 2011, which loan is evidenced by that certain Amended and Restated 9% Secured Convertible Promissory Note, dated February 25, 2011, issued by Borrower in favor of Lender in the original principal amount of Five Million Seven Hundred Thousand Seven Hundred Seventy Three and 94/100 Dollars ($5,700,773.94) (the “Promissory Note”); and

WHEREAS, the Parties desire to amend the Promissory Note as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees as follows:

1.           Amendment to Section 4 of the Promissory Note.  The following Section 4(d) shall be added to the Promissory Note:

(d)           Conversion  Limitation.  The Company shall use its commercially reasonable efforts to obtain, and the Company’s Board of Directors shall recommend, stockholder approval of the Company’s issuance of this Note and Holder’s rights to convert this Note, in accordance with the terms and conditions of this Note as originally issued and exclusive of the limitations on conversion set forth in this Section 4(d), at the Company’s annual meeting of stockholders to be conducted on May 26, 2011, and, if not approved then, at any subsequent special meeting conducted prior to the Maturity Date of this Note. Notwithstanding anything in Section 4(a) of this Note to the contrary, unless and until such stockholder approval is obtained, Holder’s rights to voluntarily convert all or a portion of this Note pursuant to Section 4(a) of this Note and Holder’s rights to voluntarily convert all or a portion of that certain 9% Secured Convertible Promissory Note issued March 31, 2010 by the Company to Holder, as amended (the “2010 Note”) pursuant to the terms and conditions thereof shall be limited to conversions resulting in a total number of shares of Common Stock which shall not exceed Five Million, Five Hundred Two Thousand, Nine Hundred Sixty-three (5,502,963). Unless and until such stockholder approval is obtained, any unconverted portion of this Note that would convert to a number of shares in excess of the total conversion limit shall remain due and payable as non-convertible debt in accordance with the terms and conditions of this Note.  In the event that the conversion limitations set forth in this Section 4(a) and any corresponding conversion limitations set forth in the 2010 Note limit the total number of shares of Common Stock issuable to Holder upon the conversion of this Note and the 2010 Note, the total number of shares of Common Stock converted under this Note and the 2010 Note, respectively, shall be allocated between this Note and the 2010 Note in the manner determined by Holder in its sole discretion.

2.           Conflict; Full Force and Effect.  In the event of any conflict between this First Amendment and the Promissory Note, this First Amendment shall control.  The Parties acknowledge and agree that, except as expressly provided herein, the provisions of the Promissory Note shall remain unmodified and in full force and effect.

3.           Successors and Assigns.  This First Amendment is and shall be binding upon each of the Parties and their respective successors and assigns.

4.           Recitals.  The recitals to this First Amendment are hereby incorporated by reference herein.

5.           Governing Law.  This First Amendment shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

6.           Entire Agreement.  This First Amendment contains the complete understanding and agreement of the Parties relating to the subject matter hereof and supersedes any prior understanding or agreement related thereto, whether written or oral.

7.           Counterparts.  This First Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, this First Amendment has been duly executed by the Parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By:	/s/ Ben Van de Bunt
Name:
Title:

CyberDefender Corporation,
a Delaware corporation

By:	/s/ Gary Guseinov
Name: Gary Guseinov
Title: Chief Executive Officer